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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-132312 and 333-144705 on Form S-8 of our reports dated February 29, 2008, relating to the consolidated financial statements of Crocs, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption on January 1, 2007 of the Financial Accounting Standards Board's Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and on January 1, 2006 of Statement of Financial Accounting Standard No. 123(R), Share-Based Payments), and the effectiveness of Crocs, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 29, 2008

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM